EXHIBIT 10.30

AGREEMENT

This Agreement (this “Agreement”) dated as of January 15, 2008, by and between James Molenda (“Molenda”) and NEXSAN CORPORATION (the “Company”).

WHEREAS, Molenda purchased pursuant to that certain Restricted Stock Purchase Agreement, dated as of January 4, 2001, as amended (the “Stock Purchase Agreement”), 1,200,000 shares of common stock of the Company at $0.66 per share (the “Shares” or the “Collateral”);

WHEREAS, the purchase price for the Shares was paid by Molenda in the form of a promissory note, issued on January 4, 2001, as amended, (the “Note”) in the principal amount of $792,000 with a stated maturity date of January 4, 2006 and bearing interest at a rate of 5.61% per annum;

WHEREAS, accrued and unpaid interest on the Note as of the date hereof is $312,600.88.

WHEREAS, Molenda pursuant to that certain Pledge Agreement, dated as of January 4, 2001 (the “Pledge Agreement”), agreed to pledge all right, title and interest in the Shares as security for payment and performance of the Note;

WHEREAS, Molenda and the Company signed Joint Escrow Instructions, dated January 4, 2001, (the “Escrow Instructions”), directing the Escrow Holder (as defined in the Stock Purchase Agreement) to hold in its possession all of the documents delivered pursuant to the Stock Purchase Agreement;

WHEREAS, none of the principal amount or the accrued interest on the Note has been paid as of the date hereof (the “Obligations”);

WHEREAS, the Company, in contemplation of an initial public offering of its common stock and in order to comply with certain provisions set forth in The Sarbanes-Oxley Act of 2002 (“SOX”), has demanded payment of the Obligations and, in order to satisfy the Obligations in full, the parties have agreed that the Company will acquire the Collateral on the terms and conditions hereinafter set forth, pursuant to the Stock Purchase Agreement and Pledge Agreement; and

WHEREAS, it is the intent of the parties that the transactions contemplated by this Agreement restore the parties to the position they would be in but for the purchase of the Collateral by the Company in order to comply with the requirements of SOX.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties hereto agree as follows:

1.             Amount Due.  Molenda hereby acknowledges and agrees that $1,104,600.88 represents all amounts payable under the Note as of the date hereof and such amount is due and payable to the Company and that no payments have been made as of the date hereof on account of the Obligations.

2.             Value of Collateral.  The aggregate fair market value of the Collateral as of the date of this Agreement is $804,000.  The parties hereby acknowledge and agree that the aggregate fair market value of the Collateral as of the date of this Agreement is $300,600.88 less than the aggregate amount of the Obligations and that such deficit will be forgiven by the Company.

3.             Satisfaction of Obligations.  The parties hereby agree that, in full and complete satisfaction of the Obligations, Molenda hereby transfers all right, title and interest in and to all of the Collateral to the Company pursuant to and as contemplated by the Pledge Agreement.  Molenda agrees to instruct the Escrow Holder to deliver the certificates evidencing the Collateral and all other relevant documents to the Company.

4.             Termination of Agreements.  The parties hereby acknowledge and agree that, upon compliance by Molenda with Section 3 of this Agreement, the Stock Purchase Agreement, Note, Pledge Agreement and the Escrow Instructions shall be terminated and shall be of no further force or effect.

5.             Representations and Warranties.  Molenda is the legal record and beneficial owner of, and has good and marketable title to, the Collateral, and such title is subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, claim or other encumbrance whatsoever, except the lien and security interest created by the Pledge Agreement.

6.             Option Grant.  In order to maintain an equity interest in the Company comparable to that represented by the Shares, the Company hereby grants to Molenda a new option (the “New Option”) for the same number of shares acquired pursuant to the Stock Purchase Agreement, for an exercise price and on the terms set forth in the Stock Option Agreement substantially in the form of Exhibit A attached hereto (the “Stock Option Agreement”).  By his signature below, Molenda acknowledges and agrees to be bound by the terms and conditions of this Agreement and the Stock Option Agreement and represents and warrants to the Company that he has relied solely on his own legal and financial advisors in evaluating the legal, financial, economic and tax implications to himself personally of the transactions contemplated hereby.

7.             Miscellaneous.

(a)          Governing Law.  This Agreement shall be governed by and be construed in accordance with the law of the State of New York, without regard to conflicts of laws principles.

(b)          Invalidity.  In the event that any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision.

(c)          Further Assurances.  The parties agree to execute and deliver such amendments and supplements to this Agreement, and such other documents and instruments, and take such further actions, as may be necessary in order effectuate the intent and purposes of this Agreement.

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(d)           Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

This Agreement has been executed by the parties as of the day and year first written above.

By:	/s/ James Molenda
James Molenda

NEXSAN CORPORATION:

By:	/s/ Gene Spies
	Name:	GENE SPIES
	Title:	CFO

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Exhibit A

(Stock Option Agreement)

NEXSAN CORPORATION

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Nexsan Corporation, a Delaware corporation (the “Company”), and James Molenda (the “Optionee”).

Optionee:	James Molenda

Address:

Total Option Shares:	1,200,000 (the “Total Option Shares”)

Exercise Price Per Share:	$0.8687, increasing by 3.23% per annum compounded annually on each March 31 from the Date of the Grant through the date of exercise

Date of Grant:	January 15, 2008 (the “Date of Grant”)

Expiration Date:	March 31, 2013

Type of Stock Option:	Nonqualified Stock Option

1.             GRANT OF OPTION.  The Company hereby grants to the Optionee an option (the “Option”) to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement.  This Option is not being issued under the Company’s 2001 Stock Option Plan.

2.             EXERCISE PERIOD.

2.1         Exercise Period of Option.  This Option is exercisable on the earlier of (i) January 1, 2009 or (ii) in the event of the Sale of the Company, immediately prior to the date of the consummation of such Sale; provided that, in each case under clauses (i) and (ii) above, the Repurchase has been consummated in accordance with the terms of the Repurchase Agreement and there has been no breach by Optionee under such agreement.  “Sale” means any of the following:  (i) any transaction or series of related transactions, including, without limitation, any merger or consolidation of the Company with or into another corporation or person or entity (other than with or into a wholly-owned subsidiary), or the sale of capital stock of the Company by the holders thereof, in any case under circumstances in which the holders of the outstanding capital stock of the Company immediately prior to such transaction or series of related transactions shall own less than a majority in voting power of the outstanding capital stock of the Company or the surviving or resulting corporation or other entity, as the case may be, immediately following such transaction or (ii) the sale or transfer of all or substantially all of the assets of the Company.  “Repurchase” means the repurchase of 1,000,000 shares of

Common Stock held by the Optionee by the Company pursuant to the terms of that certain Repurchase Agreement.  “Repurchase Agreement” means that certain agreement dated as of the date as of the date hereof between the Optionee and the Company.

2.2         Expiration.  The Option shall expire on the Expiration Date set forth above.

3.             MANNER OF EXERCISE.

3.1         Stock Option Exercise Agreement.  To exercise this Option, Optionee (or in the case of exercise after Optionee’s death or incapacity, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in a form as required by the Company (the “Exercise Agreement”), which shall set forth, inter alia, (i) Optionee’s election to exercise the Option for the full number of Shares, (ii) any restrictions imposed on the Shares and (iii) any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Optionee.  The date of exercise of the Option shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours or, if sent electronically, the date on which it is actually transmitted, during normal business hours, or if mailed, the date on which it is postmarked, provided such notice is actually received.

3.2         Limitations on Exercise.  The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  The Option may not be exercised for less than the Total Option Shares.

3.3         Payment.  The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

(a)          if the Company so allows, in its sole discretion, by surrender of shares of the Company’s Common Stock that (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Optionee in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

(b)          if the Company so allows, in its sole discretion, and provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a “margin” commitment from Optionee and an

NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(c)          in cash; or by check;

(d)          by any combination of the foregoing.

3.4         Tax Withholding.  Prior to the issuance of the Shares upon exercise of the Option, Optionee must pay or provide for any applicable federal, state and local withholding obligations of the Company.  If the Company permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a fair market value, as determined in good faith by the Board of Directors of the Company, equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company.  In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

3.5         Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

4.             COMPLIANCE WITH LAWS AND REGULATIONS.  The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

5.             NONTRANSFERABILITY OF OPTION.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-l(e), and may be exercised during the lifetime of Optionee only by Optionee or in the event of Optionee’s incapacity, by Optionee’s legal representative.  The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of Optionee.

6.             COMPANY’S RIGHT OF FIRST REFUSAL.

6.1         Right of First Refusal.  Before the Shares acquired upon exercise of this Option held by Optionee or any transferee (either being referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

6.2          Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

6.3          Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or part of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Offered Price (“Purchase Price”).  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

6.4          Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), by cash or check.

6.5          Holder’s Right to Transfer.  If Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the obligations in this Agreement shall continue to apply to the Shares.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

6.6          Exception for Certain Family Transfers.  Notwithstanding anything to the contrary contained in this Section, the transfer of any or all of the Shares during the Purchaser’s lifetime or on the Purchaser’s death by will or intestacy to the Purchaser’s Immediate Family or a trust for the benefit of one or more members of the Purchaser’s Immediate Family or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Purchaser or one or more members of the Purchaser’s Immediate Family, or the disbursement therefrom to Purchaser or one or more members of his Immediate Family, shall be exempt from the provisions of this Section, provided that the Purchaser notifies the Company in writing within thirty (30) days of said transfer.  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

6.7          Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

7.             INVESTMENT REPRESENTATIONS.

The Optionee hereby represents and warrants to and agrees with the Company as follows:

7.1          Acquisition of Shares for Own Account.  The Optionee will acquire the Shares, if at all, pursuant to this Agreement with the Optionee’s own funds.  The Shares will be acquired, if at all, for the Optionee’s own account, not as a nominee or agent for any other person or firm.  No one else has or will have on any exercise of the Option or any portion thereof any interest, beneficial or otherwise, in any of the Shares to be acquired on such exercise.  The Optionee is not, and prior to any exercise of the Option will not be, obligated to transfer any of the Shares or any interest therein to anyone else and the Optionee does not and will not have any agreement or understandings to do so.

7.2          Shares May Be “Restricted Securities” and Certificates Legended.  The Optionee understands and agrees that:

7.2.1        The Shares, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act and, accordingly, the Optionee may be required to hold the Shares indefinitely unless they are registered under the Securities Act or an exemption from such registration is available;

7.2.2        The Company is as of the date hereof not under any obligation to register the Shares under the Securities Act, with any state securities commission or with any stock exchange or to comply with any exemptions thereunder; and

7.2.3        The Company shall cause legends set forth below or legends substantially equivalent thereto, to be placed upon any certificates representing any Shares received by the Optionee on exercise of the Option, which legend restricts the sale, transfer or disposition of the Shares otherwise than in accordance with this Agreement, as well as any other legends as the Company may deem appropriate or that may be required by the Company or by the applicable state or federal securities laws or such other agreements to which the Optionee is a party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

IN ADDITION, SALE, TRANSFER, ENCUMBRANCE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OR ALIENATION OF SUCH SHARES OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A STOCK OPTION AGREEMENT A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

7.3          Agreement to Refrain from Resales.  The Optionee agrees that, notwithstanding any provision hereof to the contrary, the Optionee shall in no event make any disposition of all or any part of or interest in the Shares and that such Shares shall not be encumbered, pledged, hypothecated, sold or transferred by the Optionee nor shall the Optionee receive any consideration for such Shares or for any interest therein from any person, unless and until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation or sale of any Shares, either (1) a registration statement on form S-1 or S-8 (or any other form replacing such form or appropriate for the purpose under the Securities Act) with respect to such shares proposed to be transferred or otherwise disposed of shall be then effective or (2) (i) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Optionee shall have furnished the Company with an opinion of counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of any such Shares under the Securities Act or qualification of any such shares under any other securities law, (iii) such opinion of counsel shall have been concurred in by counsel for the Company and (iv) the Company shall have advised the Optionee of such concurrence.

8.             LOCK-UP PERIOD.  Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee (or any transferee) shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period’) following the effective date of a registration statement of the Company filed under the Securities Act.  Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.

The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9.             ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; DISSOLUTION AND LIQUIDATION.

9.1          Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the

Common Stock.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

9.2          Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Company in its discretion may provide for an Optionee to have the right to exercise his Option until fifteen (15) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Company may provide that its repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

10.          PRIVILEGES OF STOCK OWNERSHIP.  Optionee shall not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to Optionee.

11.          ENTIRE AGREEMENT AND SEVERABILITY.  This Agreement, together with the Repurchase Agreement, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.  If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal in whole or in part for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement so as to give effect to the intent of the parties.  Neither such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

12.          NOTICES.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the CEO of the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated herein or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any express courier (prepaid); or (iv) one (1) business day after transmission by facsimile, rapifax or telecopier.

13.          SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Agreement including its Right of First Refusal.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to agreements to be performed entirely within New York.

15.          ACCEPTANCE.  Optionee has read and understands the terms and provisions of this Agreement, and accepts the Option subject to all the terms and conditions of this Agreement.

16.          TAX ADVICE.  The Optionee hereby acknowledges and agrees that the Company has made no warranties or representations to Optionee with respect to the tax consequences of the transactions contemplated by this Agreement and Optionee is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by its duly authorized representative and Optionee has executed this Stock Option Agreement, effective as of the Date of Grant.

NEXSAN CORPORATION		OPTIONEE

By:	/s/ Gene Spies	/s/ James Molenda
Signature

	GENE SPIES	James Molenda
(Please print name)		(Please print name)

CFO
(Please print title)